EXHIBIT 10.40

AMENDED AND RESTATED

EQUITY GRANT PROGRAM

FOR

NONEMPLOYEE DIRECTORS UNDER THE

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(As amended by the Compensation Committee on June 4, 2007)

The following provisions set forth the terms of the equity grant program (the “Program”) for nonemployee directors of Coinstar, Inc. (the “Company”) under the Company’s 1997 Amended and Restated Equity Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1.	Eligibility

Each director of the Company elected or appointed to the Board who is not otherwise an employee of the Company or of any Affiliate of the Company (a “Nonemployee Director”) shall be eligible to receive Options and restricted stock grants (individually, a “Restricted Stock Grant”) under the Plan, as discussed below.

2.	Options

(a)	Option Grants

(i)	Annual Option Grants

Beginning with the 2007 Annual Meeting of Stockholders, immediately following each Annual Meeting of Stockholders, each Board member who is then a Nonemployee Director shall automatically be granted an Option (an “Annual Option Grant”), as follows:

(1) the Chairman of the Board, if he or she is a Nonemployee Director, shall automatically be granted an Option to purchase shares of Common Stock with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $50,000, with any fractional share rounded to the nearest whole share (0.5 to be rounded up), on the terms and conditions set forth herein, and

(2) each other Nonemployee Director shall automatically be granted an Option to purchase shares of Common Stock with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $35,000, on the terms and conditions set forth herein.

(ii)	Prorated Option Grants

Beginning with the 2007 Annual Meeting of Stockholders, upon a Nonemployee Director’s initial election or appointment to the Board on a date other than the date of an Annual Meeting of Stockholders, each such Nonemployee Director shall automatically be granted a prorated Annual Option Grant (a “Prorated Option Grant”), based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last Annual Meeting of Stockholders.

(b)	Vesting and Exercisability

Each Annual Option Grant shall vest and become exercisable in equal monthly installments over the period from the date of grant until the first anniversary of the date of grant, at which time the Annual Option Grant shall be fully vested and exercisable.

Each Prorated Option Grant shall vest and become exercisable in full on the first anniversary of the date of grant for the then last Annual Option Grant granted hereunder.

Subject to the vesting and exercisability schedule described above, each Option may be exercised in whole or in part at any time; provided, however, that an Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

(c)	Option Exercise Price

The exercise price of an Option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

(d)	Manner of Option Exercise

An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be, to the extent permitted by applicable laws and regulations, in whole or in part:

(i) in cash or check;

(ii) if and so long as the Common Stock is registered under the Exchange Act, in shares of Common Stock owned by the Nonemployee Director for at least six months (or any shorter period necessary to avoid adverse accounting consequences to the Company) having a fair market value equal to the aggregate option exercise price on the date preceding the date of exercise;

(iii) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board; or

(iv) payment by a combination of methods of payment described above.

(e)	Term of Options

The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date five (5) years from the date of grant (the “Expiration Date”). If the Nonemployee Director’s service terminates for any reason, the Option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of service. In any and all circumstances, an Option may be exercised following termination of the Nonemployee Director’s service as a Nonemployee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of Section 2(b).

3.	Restricted Stock Awards

(a)	Grant of Restricted Stock

(i)	Annual Restricted Stock Grant

Beginning with the 2007 Annual Meeting of Stockholders, immediately following each Annual Meeting of Stockholders, each Board member who is then a Nonemployee Director shall automatically be granted a Restricted Stock Grant (the “Annual Restricted Stock Grant”), as follows:

(1) the Chairman of the Board, if he or she is a Nonemployee Director, shall automatically be granted an Annual Restricted Stock Grant with a value of $105,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded to the nearest whole share (0.5 to be rounded up), on the terms and conditions set forth herein; and

(2) each other Nonemployee Director shall automatically be granted an Annual Restricted Stock Grant with a value of $75,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded to the nearest whole share (0.5 to be rounded up), on the terms and conditions set forth herein.

(ii)	Prorated Restricted Stock Grant

Beginning with the 2007 Annual Meeting of Stockholders, upon a Nonemployee Director’s initial election or appointment to the Board on a date other than the date of an

Annual Meeting of Stockholders, each such Nonemployee Director shall automatically be granted a prorated Annual Restricted Stock Grant (a “Prorated Restricted Stock Grant”), based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last Annual Meeting of Stockholders.

(b)	Vesting of Restricted Stock

Each Annual Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the first anniversary of the date of grant.

Each Prorated Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the first anniversary of the date of grant for the then last Annual Restricted Stock Grant granted hereunder.

In the event a Nonemployee Director’s service terminates for any reason prior to vesting of a Restricted Stock Grant, the shares subject to such Restricted Stock Grant will be forfeited to the Company.

4.	Effect of Certain Transactions

In the event of a merger, reorganization or sale of substantially all of the assets of the Company, (a) the vesting of each Option shall accelerate such that each Option may be exercised with respect to 100% of the shares, and the Options shall terminate if not exercised prior to such event, and (b) the vesting of each Restricted Stock Grant shall accelerate and the shares subject to such grant shall no longer be subject to forfeiture upon such event.

5.	Amendment

The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Nonemployee Director, impair or diminish any rights of a Nonemployee Director under an outstanding equity grant.

6.	Effective Date

The Program shall become effective upon adoption by the Board.

Provisions of the Plan (including any amendments) that are not discussed above, to the extent applicable to Nonemployee Directors, shall continue to govern the terms and conditions of any equity grants to Nonemployee Directors under the Program.